Exhibit 99.1

MINUTES OF A SPECIAL MEETING OF THE BOARD OF DIRECTORS

OF

SHENG YING ENTERTAINMENT CORP.

A Special Meeting of the Board of Directors of Sheng Ying Entertainment Corp., a Nevada corporation, was held on the 18th day of January, 2018, for the purposes of (1) considering the status of the Company's Form 14C, the corporate actions contained therein, and related matters, and (2) transacting any other business as may properly come before the meeting.

Steve Raack, Chairman of the Board, called the meeting to order, presided over the meeting and recorded the minutes of the meeting. Directors Steven Raack and Markus Frick also participated. All Directors waived notice of the meeting.

The reading, correcting and approval of the minutes of the last meeting was waived by all Directors.

Director Steven Raack then opened discussions regarding the status of the Form 14C, the timing and protocols related to the matter. The Directors then had a lengthy and detailed discussion regarding the propriety of pursuing the Form 14C, including the process which must be followed in order to comply with all applicable state and federal securities laws, rules and regulations. The Directors also discussed the matter with the Company's corporate and securities counsel. After due consideration of the matter, and consultation with the Company's attorney and other consultants, Thomas Raack made a Motion to resolve the matter, which was passed, unanimously, and it was,

RESOLVED that, the Company withdraw the Preliminary Form 14C, filed by the Company on January 5, 2018, in its entirety, as soon as possible, and the Board does hereby rescind all resolutions and minutes relating to the actions subject of the Form 14C.

FURTHER RESOLVED that, the officers and the Company's corporate and securities counsel work together and take any and all actions, and execute any and all documents deemed necessary and appropriate, to effect this Resolution, together with actions to file and notify regulatory authorities of this action, and otherwise comply with all applicable laws, rules and regulations, regarding this Resolution. The Company shall file a Form 8-K to give notice of this Resolution.

After further discussion by the Board, and due deliberation regarding the name change and a forward split of the Company's shares of Common Stock on the basis of 2.5 for 1. All of the Directors acknowledged that these actions are in the best interests of the Company and the shareholders. Director Thomas Raack seconded the Motion. After a brief discussion, the Motion was seconded and unanimously carried, and it was:

RESOLVED that, the Company effect a name change through the formation of a new corporation in Nevada, named Vitalibis, Inc., which will be a wholly-owned subsidiary of the Company. The Company will then effect a short-form statutory merger of the subsidiary into the Company, and change the name of the Company to Vitalibis, all pursuant to NRS 92A.180, which specifically provides that no shareholder vote or approval is required for this name change.

FURTHER RESOLVED that, the Company, by this Board resolution, pursuant to the provisions of NRS 78.207, effect a forward stock split of our number of authorized shares of the Common Stock and corresponding increase in the number of issued and outstanding shares of Common Stock held by each stockholder of record at the effective date and time of the forward split. Upon effect of the forward stock split, our total authorized shares of Common Stock will be increased from 45,000,000 to 112,500,000 shares, and our total issued and outstanding shares of Common Stock will be increased from 10,804,000 to 27,010,000 shares; the par value of $0.001 will remain the same. Any fractional shares resulting from the split will be rounded up to the next whole number. The total authorized shares of our Preferred Shares will not be affected and will remain at 5,000,000.

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FURTHER RESOLVED that, the officers and the Company's corporate and securities counsel work together and take any and all actions, and execute any and all documents deemed necessary and appropriate, to effect these Resolutions, together with actions to file and notify regulatory authorities of this action, and otherwise comply with all applicable laws, rules and regulations, regarding this Resolution, including obtaining a new CUSIP Number, and filing a Company Action Notification with, and obtaining approval by FINRA.

FURTHER RESOLVED that, the Company file a Form 8-K to give disclosure and notice of these Resolutions.

There being no further business to come before the meeting, and upon motion duly made and seconded, the meeting was adjourned.

/s/ Steven Raack
Steven Raack, Chairman of the Board